Exhibit 4.2

SUBORDINATION OF LOANS AGREEMENT

THIS SUBORDINATION AGREEMENT (the “Agreement”) is executed effective as of the 30th day of March, 2012, by, between and among DON L. MERRILL, JR. (the “Loan Holder”), TCA GLOBAL CREDIT MASTER FUND, LP (“TCA”) and TOOTIE PIE COMPANY, INC., a Nevada corporation (“TOOT”).

W I T N E S S E T H:

WHEREAS, TOOT has borrowed, or may in the future borrow, funds from Loan Holder, for which TOOT is or may become indebted to and in favor of Loan Holder (all present or future indebtedness of TOOT to Loan Holder, of every kind and description, direct or contingent, due or not due, secured or unsecured, original, renewed or extended and whether now in existence or hereafter arising, hereinafter collectively referred to as the “Subordinated Debt”); and

WHEREAS, the TCA has or will be purchasing debentures from TOOT of up to One Million and No/100 Dollars ($1,000,000.00) (the “Debentures”), pursuant to that certain Securities Purchase Agreement dated of even date herewith by and between TCA and TOOT (the “SPA”), which SPA and related Transaction Documents provide to TCA a first priority security interest (“TCA’s Security Interest”) in the Collateral of TOOT (throughout this Agreement, the term “Collateral” shall mean and be defined as such term is defined in the Security Agreement entered into between TCA and TOOT, as part of the SPA).  Capitalized terms used in this Agreement and not otherwise defined herein, shall have the same meanings ascribed to such terms in the SPA; and

WHEREAS, Loan Holder is a shareholder, director, officer or otherwise associated with TOOT, and will materially benefit as a result of the TCA purchasing the Debentures from TOOT; and

WHEREAS, Loan Holder acknowledges that the TCA is willing to purchase the Debentures only on the condition that the Subordinated Debt be subordinate and inferior to the obligations under the SPA, the Debentures and the other Transaction Documents, and to all other indebtedness of TOOT to TCA, whether now in existence or hereafter created; and

WHEREAS, Loan Holder has agreed to subordinate the Subordinated Debt to the lien and effect of the SPA, the Debentures and the other Transaction Documents, and TCA’s Security Interest and all security instruments securing the Debentures, and all other indebtedness of TOOT to TCA of every kind and description, direct or contingent, due or not due, secured or unsecured, original, renewed or extended, whether now in existence or hereafter arising; and

        WHEREAS, Loan Holder acknowledges that TCA would not effectuate the purchase of the Debentures without the execution of this Agreement by Loan Holder.

NOW, THEREFORE, in consideration of, and as an inducement to TCA to purchase the Debentures, Loan Holder, TCA and TOOT do hereby agree as follows:

1.           Recitals.  The recitals set forth above are true and correct and are incorporated herein by reference.

2.           No Further Indebtedness.  Loan Holder and TOOT do hereby warrant and represent that as of the date hereof, the only Subordinated Debt currently outstanding which is due and owing from TOOT to Loan Holder is $0.00, and that no further indebtedness shall be incurred between TOOT and Loan Holder while any of the Debentures remain outstanding.

3.           Subordination.  Loan Holder does hereby unconditionally subordinate the Subordinated Debt to the debts and obligations evidenced by the SPA, the Debentures and all other Transaction Documents, and all other present and future debts and obligations of TOOT to TCA, said indebtedness including all obligations of TOOT to TCA of every kind and description, direct or contingent, due or not due, secured or unsecured, original, renewed or extended, whether now in existence or hereafter arising and to the lien and effect of TCA’s Security Interest in and to the Collateral and to all Transaction Documents and all other debts and obligations of TOOT to TCA.

4.           No Payments on Subordinated Debt; Event of Default.  Loan Holder and TOOT do hereby warrant, represent and agree that no payment (principal, interest or any other payment) shall be made, permitted or accepted under or with respect to any of the Subordinated Debt (or under any other document or agreement) while any Debentures remain outstanding.  If any payment is made by TOOT in payment of the Subordinated Debt, or if any security or proceeds thereof is received by Loan Holder on account of the Subordinated Debt contrary to the terms of this Agreement, the same shall be and constitute an Event of Default under the SPA and the other Transaction Documents.  Upon the occurrence of an Event of Default under the SPA or any other Transaction Documents, TCA shall be entitled to immediately exercise all remedies provided to TCA in connection with the Collateral and under the Transaction Documents, and each and every amount paid by or on behalf of TOOT to Loan Holder, or any payments, security, proceeds or other items received by Loan Holder (from TOOT, its subsidiaries, or from an individual or an entity on behalf of TOOT or its subsidiaries) will be forthwith paid by Loan Holder to TCA, in precisely the form received (except for Loan Holder’s endorsement, where necessary), to be credited and applied, in TCA’s sole discretion, upon any indebtedness (principal and/or interest and/or otherwise as TCA may elect, in its sole discretion) then owing to TCA by TOOT and, whether matured or unmatured, and, until so delivered, the same shall be held in trust by Loan Holder as the property of TCA.  In the event of a failure of Loan Holder to endorse any instrument for the payment of monies so received by Loan Holder payable to Loan Holder’s order, TCA, or any officer or employee of TCA, is hereby irrevocably constituted and appointed attorney-in-fact (coupled with an interest) for Loan Holder, with full power to make any such endorsement and with full power of substitution.

5.           No Enforcement By Loan Holder.  Loan Holder will not exercise any collection rights with respect to the Subordinated Debt, will not take possession of, sell or dispose of, or otherwise deal with any Collateral, and will not exercise or enforce any right or remedy which may be available to them with respect to the Subordinated Debt, unless and until such time as the obligations evidenced by the SPA and the debentures and other Transaction Documents, as the same may be modified from time to time, including all principal, interest and other charges associated therewith, has been paid in full and no other debts or obligations are due and owing from TOOT to TCA.  Loan Holder shall immediately notify TCA, in writing, of any default by TOOT under any Subordinated Debt, and any default under or with respect to any Subordinated Debt shall be and constitute a default under the SPA and other Transaction Documents, entitling TCA to exercise all of its rights in connection with the Collateral and under the Transaction Documents.

6.           No Impairment of TCA Remedies.  TCA may exercise collection rights, may take possession of, sell or dispose of, and otherwise deal with, the Collateral and may exercise or enforce any right or remedy available to TCA under the Transaction Documents with respect to the Collateral, whether available prior to or after the occurrence of any default in connection with the Subordinated Debt.

7.           Additional Security.  In order to effectuate the foregoing subordination, Loan Holder does hereby transfer and assign to TCA, as additional collateral and security for the obligations evidenced by the SPA and the other Transaction Documents, any and all debts and obligations of TOOT to Loan Holder, all of the said claims or demands of Loan Holder against TOOT, with full right on the part of TCA, in its own name or in the name of Loan Holder, to collect and enforce said claims by suit, proof of debt in bankruptcy, or other liquidation proceedings or otherwise.

8.           Payments Upon Bankruptcy Events.  Upon any distribution of the assets or readjustment of indebtedness of the TOOT, whether by reason of reorganization, liquidation, dissolution, bankruptcy, receivership, assignment for the benefit of creditors, or any other action or proceeding involving the readjustment of all or any part of the Subordinated Debt or the application of the assets of the TOOT to the payment or liquidation thereof, either in whole or in part, TCA shall be entitled to receive payment in full of any and all indebtedness under the SPA and the other Transaction Documents or otherwise then owing to TCA by TOOT prior to the payment of all or any of the Subordinated Debt.

9.           Restrictions on Transferability of Subordinated Debt.  Loan Holder agrees that he shall not transfer, assign, encumber, hypothecate or subordinate, at any time while this Agreement remains in effect, any right, claim or interest of any kind in or to any of the Subordinated Debt, either principal or interest or otherwise, and there shall promptly be placed on each promissory note or other document or agreement constituting a portion of the Subordinated Debt, a legend reciting that the same is subject to this Agreement.

10.           TCA’s Rights.  Loan Holder acknowledges that TCA may, at any time, in its discretion, renew or extend the time of payment of all or any portion of the obligations evidenced by the SPA and other Transaction Documents, or any other existing or future indebtedness or obligations of TOOT to TCA and/or waive or delay in enforcing any rights or release any collateral relative thereto at any time(s) and, in reference thereto, to modify or amend the Transaction Documents and/or make and enter into such agreement(s), compromise(s) and other indulgence(s), as TCA may deem proper or desirable, without notice to or further assent of Loan Holder, all without in any manner impairing or affecting this Agreement or any of TCA’s rights hereunder.

11.           Statement of Account.  Loan Holder hereby agrees that he will provide and deliver to TCA, upon demand, from time to time, a statement of the account of Loan Holder with TOOT, and that TOOT will duly comply with and conform with each and every term of this Agreement, on its part required to be performed.

12.           Entire Agreement.  This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against TOOT and Loan Holder in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Loan Holder, TOOT and TCA.  No promises, either expressed or implied, exist between Loan Holder, TOOT and TCA, unless contained herein or therein.  This Agreement, together with the other Transaction Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Transaction Documents.  This Agreement and the other Transaction Documents are the result of negotiations between Loan Holder, TOOT and TCA and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties.  Accordingly, this Agreement and the other Transaction Documents shall not be construed more strictly against TCA merely because of TCA’s involvement in their preparation.

13.           Amendments; Waivers.  No delay on the part of TCA in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by TCA of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Transaction Documents shall in any event be effective unless the same shall be in writing and acknowledged by TCA, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.           WAIVER OF DEFENSES.  LOAN HOLDER AND TOOT, AND EACH OF THEM, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH EITHER OF THEM MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY TCA IN ENFORCING THIS AGREEMENT.  PROVIDED TCA ACTS IN GOOD FAITH, LOAN HOLDER AND TOOT EACH RATIFIES AND CONFIRMS WHATEVER TCA MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR TCA GRANTING ANY FINANCIAL ACCOMMODATION TO TOOT.

15.           FORUM SELECTION AND CONSENT TO JURISDICTION.  TO INDUCE TCA TO MAKE FINANCIAL ACCOMODATIONS TO TOOT, LOAN HOLDER AND TOOT EACH AGREES THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF CLARK COUNTY, NEVADA; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE TCA FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  LOAN HOLDER AND TOOT EACH HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF CLARK COUNTY, NEVADA, FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  LOAN HOLDER, TOOT AND TCA EACH FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEVADA.  LOAN HOLDER AND TOOT EACH HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

16.           WAIVER OF JURY TRIAL.  LOAN HOLDER, TOOT AND TCA, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH TCA, TOOT AND LOAN HOLDER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR TCA GRANTING ANY FINANCIAL ACCOMMODATION TO TOOT.

17.           Assignability.  TCA, prior to the occurrence of an Event of Default and with the consent of TOOT, which consent will not be unreasonably withheld, and after the occurrence of an Event of Default without consent from or notice to anyone, may at any time assign TCA’s rights in this Agreement, the other Transaction Documents, the Obligations, or any part thereof and transfer TCA’s rights in any or all of the Collateral, and TCA thereafter shall be relieved from all liability with respect to such Collateral.  This Agreement shall be binding upon TCA, Loan Holder and TOOT and their respective legal representatives, heirs and successors.

18.           Binding Effect.  This Agreement shall become effective upon execution by Loan Holder, TOOT and TCA.

19.           Governing Law.  This Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Nevada, without regard to conflict of laws principles.

20.           Enforceability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

21.           Time of Essence.  Time is of the essence in making payments of all amounts due TCA under the Transaction Documents and in the performance and observance by Loan Holder and TOOT of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents.

22.           Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.  Electronic records of executed Transaction Documents maintained by TCA shall be deemed to be originals thereof for all purposes.

23.           Notices.  Except as otherwise provided herein, Loan Holder and TOOT each waives all notices and demands in connection with the enforcement of TCA’s rights hereunder.  All notices, requests, demands and other communications provided for hereunder shall be made in accordance with the terms of the SPA.

24.           Costs, Fees and Expenses.  Loan Holder and TOOT, and each of them, jointly and severally, shall pay or reimburse TCA for all reasonable costs, fees and expenses incurred by TCA or for which TCA becomes obligated in connection with the enforcement of this Agreement, including costs and expenses and attorneys’ fees, costs and time charges of counsel to TCA throughout all court levels.

25.           Termination.  This Agreement shall not terminate until the termination of the SPA, the Debentures and the commitments to make any further purchases or funding commitments under the SPA thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

[Signatures on the following page]

IN WITNESS WHEREOF, the undersigned have executed this Subordination Agreement as of the date first written above.

LOAN HOLDER:

/s/ Don L. Merrill, Jr.
Don L. Merrill, Jr.

TOOT:

TOOTIE PIE COMPANY, INC.

By:	/s/ Don L. Merrill, Jr.
Name:	Don L. Merrill, Jr.
Its:	President and Chief Executive Officer

TCA:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

Subordination of Loans Agreement - Signature Page

8